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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                                BY REVLON, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus
dated        , 2003 (the "Prospectus") of Revlon, Inc., a Delaware corporation
("Revlon"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New
York City time, on        , 2003, unless such time is extended by Revlon as
described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

     Payment of the Subscription Price of $   per share for each share of
Revlon's Class A common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering--Method of Payment" in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificates(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

      The Subscription Agent is: American Stock Transfer & Trust Company

          If by Mail:            If by Hand or Overnight Courier:
   AMERICAN STOCK TRANSFER &         AMERICAN STOCK TRANSFER &
         TRUST COMPANY                     TRUST COMPANY
        59 Maiden Lane                   6201 15th Avenue
        New York, NY 10038              Brooklyn, NY 11219

      Confirm by Telephone:           Facsimile Transmission:

        (718) 921-8200                    (718) 234-5001

     DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     If you have any questions or require additional copies of relevant documents please contact the Information Agent, D.F. King & Co., Inc., at:

                             D.F. KING & CO., INC.
                          48 Wall Street--22nd Floor
                               New York, NY 10005

                        Telephone Number: (800) 949-2583

             Banks and brokers please call collect: (212) 269-5550

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Ladies and Gentlemen:

     The undersigned hereby represents that the undersigned is the holder of
Subscription Rights Certificates(s) representing      Rights and that such
Subscription Rights Certificates(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the
Basic Subscription Privilege to subscribe for      share(s) of Class A common
stock with respect to each of the Rights represented by such Subscription Rights Certificates(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Class A common stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares")
are available therefor, for an aggregate of up to       Excess Shares, subject
to availability and pro ration.

     The undersigned understands that payment of the Subscription Price of $ per share for each share of Class A common stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate
amount of $   either (check appropriate box):

   [ ] is being delivered to the Subscription Agent herewith;

    or

   [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

       [ ] Wire transfer of funds

              Name of transferor institution:
                                              -------------------------
              Date of transfer:
                                 --------------------------------------
              Confirmation number (if available):
                                                  ---------------------

       [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

       [ ] Certified check

       [ ] Bank draft (cashier's check)

       [ ] Money order

              Name of maker:
                            -------------------------------------------
              Date of check, draft or money order:
                                                  ---------------------
              Check, draft or money order number:
                                                  ---------------------
              Bank or other institution on which
              check is drawn or issuer of money order:
                                                      -----------------

   Signature(s)                                   Address
               --------------------------------            ------------

   Name(s)
           ----------------------------------- ------------------------
                 (Please type or print)        Area Code and Tel. No.(s)


   Subscription Rights Certificates No(s). (if available)
                                                          --------------

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                             GUARANTEE OF DELIVERY
   (Not To Be Used For Subscription Rights Certificates Signature Guarantee)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.


                                        Dated:
---------------------------------------

---------------------------------------  ------------------------------------
               (Address)                             (Name of Firm)

---------------------------------------  ------------------------------------
     (Area Code and Telephone Number)   (Authorized Signature)

     The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates(s) to the Subscription Agent within the time period shown in the Prospectus of
Revlon, Inc., dated        , 2003. Failure to do so could result in a financial
loss to such institution.


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